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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)

                                 August 28, 2000


                           PRINTRAK INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

        Delaware                        000-20719                33-0070547
 (State or other jurisdiction    (Commission File Number)   (I.R.S. Employer
        of incorporation)                                    Identification No.)



         1250 N. Tustin Avenue, Anaheim, California                92807
               (Address of principal executive offices)          (Zip Code)

             Registrant's telephone number, including area code: (714) 238-2000


                                 Not applicable
         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS

         On August 28, 2000, Printrak International Inc. (the "Registrant") issued a press release regarding an agreement (the "Merger Agreement") among Motorola, Inc. ("Motorola"), the Registrant, Panther Acquisition Corp., a wholly-owned subsidiary of Motorola ("Acquisition Sub") and the Giles Living Trust UDT dated December 17, 1993, The Giles Family Foundation, and The Smith Family Revocable Trust dated October 2, 1992 (collectively referred to herein as the "Registrant's Majority Stockholders") pursuant to which Acquisition Sub will be merged (the "Merger") with and into Registrant, with Registrant surviving the Merger as a wholly-owned subsidiary of Motorola. On August 28, 2000 the Registrant's Majority Stockholders executed a written consent of stockholders approving the terms and authorizing the execution of the Merger Agreement by the Registrant.

         Under the Merger Agreement, Motorola has agreed to pay $12.1406 per share for all the outstanding common stock and common stock equivalents of Registrant for an aggregate merger consideration of approximately $160 million.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      EXHIBITS

              EXHIBIT NUMBER                        DESCRIPTION

                      99.1         Press Release dated as of August 29, 2000


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PRINTRAK INTERNATIONAL INC.



September 7, 2000                       /s/ Richard M. Giles
                                        -------------------------------------
                                        Richard M. Giles
                                        Chief Executive Officer and President


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                                  EXHIBIT INDEX

 EXHIBIT                               DESCRIPTION
  NUMBER
   99.1     Press Release dated as of August 29, 2000